UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, the Board of Directors (the “Board”) of Acer Therapeutics Inc. (the “Company”) approved an amendment and restatement of the Company’s 2018 Stock Incentive Plan (as amended and restated, the “Plan”) to add a provision permitting the grant of inducement awards under Nasdaq Marketplace Rule 5635(c)(4) to eligible recipients. The Plan was adopted by the Board without stockholder approval pursuant to Nasdaq Marketplace Rule 5635(c)(4).

The Board has initially reserved 200,000 shares of the Company’s common stock for issuance pursuant to inducement awards granted under the Plan. In accordance with Nasdaq Marketplace Rule 5635(c)(4), inducement awards under the Plan may only be made to an employee who has not previously been an employee or member of the board of directors of the Company or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above summary of the amendment and restatement of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01Other Events.

On February 22, 2022, the Company issued a press release titled “Acer Therapeutics Announces Appointment of Adrian Quartel, M.D., FFPM, as Chief Medical Officer,” a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, as announced in the press release, Mr. Quartel was granted a non-qualified option to purchase 200,000 shares of the Company’s common stock. The award was granted under the inducement award provision of the Plan, with a grant date of February 21, 2022, as an inducement material to Mr. Quartel entering into employment with the Company, in accordance with Nasdaq Marketplace Rule 5635(c)(4). The per share exercise price of the option is equal to the closing price of the Company’s common stock on the trading day before the grant date. The option vests over a four-year period commencing on the date of grant, with 25% vesting on the one-year anniversary of the grant date and the remaining 75% vesting quarterly over the remaining three years (assuming continued service in all instances), with a standard post-service exercise period of 90 days. In addition, the option will accelerate and become fully vested immediately prior to a change in control but only to the extent that the optionee remains in the service of the Company immediately prior to such change in control. The option has a ten-year term.

A copy of the employment agreement entered into with Mr. Quartel, dated February 21, 2022, and a copy of the inducement award issued to Mr. Quartel, are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Acer Therapeutics Inc. 2018 Stock Incentive Plan, as amended and restated.

10.2	Employment Agreement, dated February 21, 2022, between Acer Therapeutics Inc. and Adrian W. Quartel.

10.3

Notice of Stock Option Grant (Inducement Award) and Stock Option Agreement (Inducement Award), dated February 21, 2022, between Acer Therapeutics Inc. and Adrian W. Quartel for inducement award made under the Acer Therapeutics Inc. 2018 Stock Incentive Plan, as amended and restated.

99.1	Press release issued by Acer Therapeutics Inc. dated February 22, 2022, titled “Acer Therapeutics Announces Appointment of Adrian Quartel, M.D., FFPM, as Chief Medical Officer.”

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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